As filed with the Securities and Exchange Commission on December 5, 2005

                                                     Registration No. 333-123990
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                    SECURITIZED ASSET BACKED RECEIVABLES LLC
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   37-1472598
                     (I.R.S. Employer Identification Number)

                    Securitized Asset Backed Receivables LLC
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 412-4000
                           Attention: General Counsel
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Securitized Asset Backed Receivables LLC
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 412-4000
                           Attention: Cheryl Grassmann
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                    Copy to:
                             Michael S. Gambro, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000
================================================================================

            Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
  Title of each                     Proposed     Proposed maximum
    class of                        maximum         aggregate       Amount of
securities to be   Amount to be  offering price     offering      registration
   registered       registered    per unit (1)      price (1)          fee

  Asset-Backed    $5,500,000,000      100%        $5,500,000,000    $647,350(2)
Certificates and
  Asset-Backed
Notes, issued in
     series

(1)   Estimated solely for purposes of calculating the registration fee.

(2)   The filing fees were previously paid.

                         -------------------------------

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said
Section 8(a), may determine.

            Pursuant to Rule 429 under the Securities Act of 1933, each of the prospectuses included in this Registration Statement is a combined prospectus and also relates to the Securities registered pursuant to the Registrant's Registration Statement No. 333-108395 on Form S-3. In the event any of such previously registered Securities are offered prior to the effective date of this Registration Statement, such Securities will not be included in any prospectus hereunder.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except, for the SEC Registration Fee are estimated:

      SEC Registration Fee (actual).............   $    647,350.00*
      Legal Fees and Expenses...................      1,500,000.00
      Accounting Fees and Expenses..............        600,000.00
      Trustee's Fees and Expenses
         (including counsel fees)...............        225,000.00
      Printing and Engraving Expenses...........        150,000.00
      Rating Agency Fees........................      5,250,000.00
      Miscellaneous.............................      3,000,000.00
                                                   ---------------
            Total                                  $ 11,372,350.00
                                                   ===============

---------------
*$647,350 does not include fees paid to register securities under prior registration statements being combined with this registration statement pursuant to Rule 429 under the Securities Act of 1933. The filing fees were previously paid.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under Section 6(b) of the form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain officers, directors and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

            Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

            The Depositor was formed under the laws of the State of Delaware. The limited liability company agreement of the Depositor provides, in effect, that to the fullest extent permitted by law, the Depositor shall indemnify, hold harmless, protect and defend each of the former or current officers, member and, at the discretion of the member, any current or former delegate, employee or agent of the Depositor (collectively, the "Indemnitees"), against any losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or otherwise), including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability, and any judgments, fines or amounts expended in settlement of any claim (whether civil, criminal, administrative, investigative or otherwise) threatened, pending or completed by reason of the fact that such person was a member, officer, delegate, employee, or agent of the company or is or was serving at the request of the Depositor as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise.

            The Pooling and Servicing Agreements, Trust Agreements and Indentures may provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. Such agreements may provide further that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such agreement and the related Securities, other than such expenses relating to particular mortgage loans.

ITEM 16.    EXHIBITS.

   *1.1     Form of Underwriting Agreement for Notes.
   *1.2     Form of Underwriting Agreement for Certificates.
   *3.1     Certificate of Formation of the Registrant.
   *3.2     Limited Liability Company Agreement
   *4.1     Form of Pooling and Servicing Agreement (including form of
            Mortgage-Backed Certificates).
   *4.2     Form of Pooling and Servicing Agreement (including
            form of Automobile Receivables-Backed Certificates).
   *4.3     Form of Trust Agreement (Mortgage Loans).
   *4.4     Form of Trust Agreement (Automobile Receivables).
   *4.5     Form of Indenture (including form of Mortgage-Backed Notes).
   *4.6     Form of Indenture (including form of Automobile Receivables-Backed
            Notes).
   *4.7     Form of Sale and Servicing Agreement (relating to Mortgage-Backed
            Notes).
   *4.8     Form of Sale and Servicing Agreement (relating to Automobile
            Receivables-Backed Notes).
    5.1     Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality (previously filed).
  **8.1     Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.1).
  *10.1     Form of Receivables Purchase Agreement
   23.1     Consent of Cadwalader, Wickersham & Taft LLP (included as part of
            Exhibit 5.1).

------------
* Filed as an exhibit to Registrant's Registration Statement (File No. 333-108395) on Form S-3 and incorporated herein by reference.

**  Previously Filed.

ITEM 17.    UNDERTAKINGS.

A.    The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and
                  (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

                  provided, further, however, that paragraphs (A)(1)(i) and
                  (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to
                  Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for the purpose of determining liability
                  under the Securities Act of 1933, as amended, to any purchaser:

                           (i) Each prospectus filed by the Registrant pursuant
                  to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                           (ii) Each prospectus required to be filed pursuant to
                  Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                           (5) That, for the purpose of determining liability of
                  the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the
                  undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                           (ii) Any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                           (iii) The portion of any other free writing
                  prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
                  (iv) Any other communication that
                  is an offer in the offering made by the undersigned Registrant to the purchaser.

            The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

            The Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates or notes, as the case may be, in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C. For offerings of Securities registered hereby that commence after December 31, 2005, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

D. For offerings of Securities registered hereby that commence after December 31, 2005, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it reasonably believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and therefore it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and it has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 30, 2005.

                                       SECURITIZED ASSET BACKED
                                          RECEIVABLES LLC

                                       By: /s/ Paul Menefee
                                          --------------------------------------
                                          Name:  Paul Menefee
                                          Title: Vice President and Chief
                                                 Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                  Capacity                         Date
         ---------                  --------                         ----

Barclays Bank PLC,            (Sole Member)                    November 30, 2005

By: /s/ John Carroll
    -----------------
Name: John Carroll
  Title: Managing
         Director


/s/ Michael Wade              President and Chief              November 30, 2005
----------------              Executive Officer
Michael Wade                  (Principal Executive Officer)


/s/John Carroll               Vice President and Chief         November 30, 2005
---------------               Financial Officer
John Carroll                  (Principal Financial Officer)


/s/ Paul Menefee              Vice President and Chief         November 16, 2005
----------------              Accounting Officer
Paul Menefee                  (Principal Accounting
                              Officer)


--------------------------------------------------------
* The undersigned, by signing the undersigned name, does hereby sign, as attorney-in-fact, on behalf of the person or persons above, pursuant to a power of attorney executed by such person and filed with the Securities and Exchange Commission.

By: /s/ Paul Menefee
    ------------------
    Name: Paul Menefee

                                  EXHIBIT INDEX

Number        Description of Document
------        -----------------------

  *1.1        Form of Underwriting Agreement for Notes.
  *1.2        Form of Underwriting Agreement for Certificates.
  *3.2        Limited Liability Company Agreement
  *3.1        Certificate of Formation of the Registrant.
  *4.1        Form of Pooling and Servicing Agreement (including form of
              Mortgage-Backed Certificates).
  *4.2        Form of Pooling and Servicing Agreement (including form of
              Automobile Receivables-Backed Certificates).
  *4.3        Form of Trust Agreement (Mortgage Loans).
  *4.4        Form of Trust Agreement (Automobile Receivables).
  *4.5        Form of Indenture (including form of Mortgage-Backed Notes).
  *4.6        Form of Indenture (including form of Automobile
              Receivables-Backed Notes).
  *4.7        Form of Sale and Servicing Agreement (relating to Mortgage-Backed
              Notes).
  *4.8        Form of Sale and Servicing Agreement (relating to
              Automobile Receivables-Backed Notes).
   5.1        Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality (previously filed).
   8.1        Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (previously filed).
 *10.1        Form of Receivables Purchase Agreement
  23.1        Consent of Cadwalader, Wickersham & Taft LLP (previously filed).

------------
* Filed as an exhibit to Registrant's Registration Statement (File No. 333-108395) on Form S-3 and incorporated herein by reference.